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                                                                    EXHIBIT 15.4

[ACNIELSEN LOGO]

                                     CONSENT

We hereby consent to the use of information from our monthly reports "Audit Report Beer and Soft Drink", covering the period January 1993 to December 2004, on Form 20-F of Quilmes Industrial (QUINSA Societe Anonyme). We further consent to the use of our name in such Form 20-F, and to the filing of this consent as an exhibit thereto and to the incorporation of this consent into any registration statement that Quinsa may file.

      /s/ A.C. Nielsen
      A.C. Nielsen de Colombia S.A. Sucursal Uruguay
      Adrian Sarrica
      Apoderado

Firma(s) Certificada(s) en Sello
de Actuacion Notarial N degrees F 001580206
Acta N degrees 146.-

              /s/ ANA M. PAGANELLI
              [SEAL]

      Tucuman 348-(C1049AAH)Buenos Aires
      Repvblica Argentina
      Phone: 4891-1100                                  [A VNU BUSINESS LOGO]
      Fax: 4891-1120
      e-mail: servicios@acnielsen.com